UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2006

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 27, 2006, the Board of Directors of Knoll, Inc. (the "Company") appointed Sarah E. Nash to serve as a director of the Company as of such date. In connection with Ms. Nash's appointment to the Company's Board of Directors, the Company and Ms. Nash entered into a letter agreement, whereby the Company agreed to pay Ms. Nash $25,000 per year as a director fee, plus an additional $2,500 per board meeting and reimbursement of reasonable expenses for attending meetings of the Board of Directors and Committees of the Board of Directors. The Company also agreed to grant Ms. Nash stock options to purchase 25,000 shares of the Company's common stock at an exercise price of $20.04 per share (the closing price of the Company's common stock on the day Ms. Nash was appointed to the Board of Directors). The stock options will vest 25% per year on each of September 27, 2007, September 27, 2008, September 27, 2009 and September 27, 2010. The stock options are also subject to the applicable stock option agreement and stock incentive plan of the Company.

A copy of the letter agreement between the Company and Ms. Nash is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 25, 2006, Kevin Kruse resigned from the Company's Board of Directors. Mr. Kruse had been a member of the Company's Board of Directors since 2003.

On September 27, 2006, the Company's Board of Directors appointed Sarah E. Nash to fill the vacancy on the Company's Board of Directors created by Mr. Kruse's resignation. Ms. Nash became a member of the Company's Board of Directors effective as of September 27, 2006, and will serve as a Class I director until the Company's Annual Meeting of Stockholders to be held during 2008, or thereafter when her successor is elected and qualified.

On September 27, 2006, the Company issued a press release announcing the appointment of Ms. Nash to the Company's Board of Directors. For additional information regarding Ms. Nash, please see the press release which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 - Letter Agreement between Knoll, Inc. and Sarah E. Nash.

Exhibit 99.1 - Press Release, dated September 27, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: September 27, 2006	By:	/s/ Barry L. McCabe
Barry L. McCabe
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement
EX-99.1	Press Release